Exhibit 99.1

NETSOL Technologies Reports Second Quarter Fiscal 2025 Results

●	Double digit growth in subscription and support revenues in 2Q’25
●	Total service revenue increased 26% in 2Q’25
●	45% gross margins in 2Q’25
●	Cash and cash equivalents increased to $21.3 million

Encino, Calif., February 13, 2025 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and asset finance solutions provider, reported results for the second fiscal quarter and six months ended December 31, 2024.

Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented, “Our second quarter of fiscal 2025 was highlighted by strong growth in recurring revenues which have been a key strategic focus of ours. During the quarter, we also made investments in the business which better position us for long-term growth. While these investments, particularly in AI, impacted our short-term profitability, they better position us to capitalize on our established expertise as a leading provider of business services and asset financing solutions. With a strong sales pipeline and growing market presence in the US, we believe that we are well positioned to drive positive results in the full fiscal year.”

Second Quarter 2025 Financial Results

Total net revenues for the second quarter of fiscal 2025 increased 2% to $15.5 million, compared with $15.2 million in the prior year period, driven primarily by increases in subscription and support revenues and services revenues in the quarter. On a constant currency basis, total net revenues were $15.4 million.

●	Total license fees were $73,000 compared with $3.0 million in the prior year period.
●	Total subscription (SaaS and cloud) and support revenues increased 27% to $8.6 million compared with $6.8 million in the prior year period. Total subscription and support revenues as percentage of sales were 56%, compared with 45% in the prior year period. Included in subscription and support revenues in the quarter is a one-time catch up of approximately $1.0 million. Absent this one-time catch up, total subscription and support revenues in the quarter would have increased approximately 12% compared to the prior year period, which more accurately reflects increases in contract values. Total subscription and support revenues on a constant currency basis were $8.6 million.
●	Total services revenues increased 26% to $6.8 million, compared with $5.4 million in the prior year period. Total services revenues on a constant currency basis were $6.7 million.

Gross profit for the second quarter of fiscal 2025 was $6.9 million or 45% of net revenues, compared to $7.2 million or 47% of net revenues in the second quarter of fiscal 2024. On a constant currency basis, gross profit was $6.9 million or 45% of net revenues.

Operating expenses for the second quarter of fiscal 2025 were $7.4 million or 48% of sales compared to $6.1 million or 40% of sales for the second quarter of fiscal 2024. On a constant currency basis, operating expenses were $7.3 million or 47% of sales. The increase in operating expenses is primarily related to increased sales and marketing costs as the Company continues to invest in growth opportunities.

Loss from operations for the second quarter of fiscal 2025 was $(487,000) compared to income from operations of $1.0 million in the second quarter of fiscal 2024. On a constant currency basis, loss from operations was $389,000.

GAAP net loss attributable to NETSOL for the second quarter of fiscal 2025 totaled $(1.1 million) or $(0.10) per diluted share, compared with GAAP net income of $408,000 or $0.04 per diluted share in the prior year period. Included in GAAP net loss attributable to NETSOL in the quarter was a loss on foreign currency exchange transactions of $(698,000).

Non-GAAP EBITDA for the second quarter of fiscal 2025 was a loss of $(775,000) or $(0.07) per diluted share, compared with non-GAAP EBITDA of $1.4 million or $0.12 per diluted share in the second quarter of fiscal 2024 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2025 was a loss of $(789,000) or $(0.07) per diluted share, compared with a non-GAAP adjusted EBITDA of $725,000 or $0.06 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Six Months Ended December 31, 2024, Financial Results

Total net revenues for the six months ended December 31, 2024, were $30.1 million, compared to $29.5 million in the prior year period. On a constant currency basis, total net revenues were $29.8 million.

●	License fees totaled $74,000 compared with $4.3 million in the prior year period. License fees on a constant currency basis were $71,000.
●	Total subscription (SaaS and Cloud) and support revenues for the six months ended December 31, 2024, increased 26% to $16.8 million from $13.3 million in the prior year period. Subscription and support revenues in the six months ended December 31, 2024, included a one-time catch up of approximately $1.7 million. Absent this one-time catch up, total subscription and support revenues for the six months ended December 31, 2024 would have increased approximately 14% compared to the previous period, which more accurately reflects increases in contract values. Total subscription and support revenues on a constant currency basis were $16.7 million.
●	Total services revenues increased 11% to $13.2 million from $11.9 million in the prior year period. Total services revenues on a constant currency basis were $13.0 million. The increase in total services revenues during this period is primarily related to increased implementation services in the US and the UK.

Gross profit for the six months ended December 31, 2024, was $13.5 million or 45% of net revenues, compared with $13.3 million of 45% of net revenues in the prior year period. On a constant currency basis, gross profit for the six months ended December 31, 2024, was $13.6 million or 46% of net revenues as measured on a constant currency basis.

Operating expenses for the six months ended December 31, 2024, were $14.7 million or 49% of sales, compared with $12.0 million or 41% of sales in the prior year period. On a constant currency basis, operating expenses for the six months ended December 31, 2024, were $14.4 million or 48% of sales on as measured on a constant currency basis.

GAAP net loss attributable to NETSOL for the six months ended December 31, 2024, totaled $(1.1 million) or $(0.09) per diluted share, compared with GAAP net income of $439,000 or $0.04 per diluted share in the prior year period. On a constant currency basis, GAAP net loss attributable to NETSOL for the first six months of fiscal 2025 totaled $(877,000) or $(0.08) per diluted share.

Non-GAAP EBITDA for the six months ended December 31, 2024, was a loss of $(473,000) or $(0.04) per diluted share, compared with non-GAAP EBITDA of $2.2 million or $0.19 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the six months ended December 31, 2024, was a loss of $(585,000) or $(0.05) per diluted share, compared with non-GAAP adjusted EBITDA of $1.2 million or $0.10 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Balance Sheet and Capital Structure

Cash and cash equivalents was $21.3 million as of December 31, 2024, compared with $19.1 million as of June 30, 2024. Working capital was $23.0 million as of December 31, 2024, compared with $23.6 million as of June 30, 2024. Total NETSOL stockholders’ equity at December 31, 2024, was $33.9 million or $2.91 per share.

Management Commentary

Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented, “We’re investing in AI product development to enhance our already robust suite of asset finance and leasing solutions. Our Transcend Retail platform is gaining encouraging traction, primarily driven by our agreement with a major German auto manufacturer that continues to ramp. Internationally, we announced a multi-million dollar expansion agreement during the quarter with a longstanding customer in China, and subsequent to the quarter, we expanded an existing agreement with a leading Japanese equipment finance company that is now live with our Transcend Finance platform in their operations in New Zealand and Australia. Contracts like these demonstrate both the depth of our customer relationships, and the superior performance and reliability of our products.”

Roger Almond, Chief Financial Officer of NETSOL Technologies Inc., commented, “The growth in recurring revenues during the quarter demonstrates the continued evolution of our business model that over time should drive enhanced predictability and profitability in our business. During the quarter, the strategic investments we made in sales and marketing, coupled with the fluctuation in our licensing revenue as well as fluctuations in the foreign currency exchange rate, impacted our profitability. We are confident that the sustained growth in our recurring revenue, coupled with the investments we are making in the long-term growth of our business will translate into enhanced value for our shareholders. Importantly, our robust balance sheet with substantial cash and shareholders’ equity provides a strong financial underpinning to the business as we execute on our strategy.”

Conference Call

NETSOL Technologies management will hold a conference call on Thursday, February 13, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time and provide the operator with the conference ID: NETSOL. The operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 203-972-9200.

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Thursday, February 27, 2024.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13751199

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of professionals placed in ten strategically located support and delivery centers throughout the world. NETSOL’s products help companies transform their finance and leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

1: Consolidated Balance Sheets

	December 31, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$21,270,642	$19,127,165
Accounts receivable, net of allowance of $17,028 and $398,809	7,829,823	13,049,614
Revenues in excess of billings, net of allowance of $595,875 and $116,148	10,661,549	12,684,518
Other current assets	3,191,378	2,600,786
Total current assets	42,953,392	47,462,083
Revenues in excess of billings, net - long term	777,428	954,029
Property and equipment, net	4,934,498	5,106,842
Right of use assets - operating leases	1,069,948	1,328,624
Other assets	32,339	32,340
Intangible assets, net	-	-
Goodwill	9,302,524	9,302,524
Total assets	$59,070,129	$64,186,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,332,560	$8,232,342
Current portion of loans and obligations under finance leases	8,784,232	6,276,125
Current portion of operating lease obligations	518,075	608,202
Unearned revenue	3,320,286	8,752,153
Total current liabilities	19,955,153	23,868,822
Loans and obligations under finance leases; less current maturities	86,951	95,771
Operating lease obligations; less current maturities	512,062	688,749
Total liabilities	20,554,166	24,653,342

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,589,046 shares issued and 11,650,015 outstanding as of December 31, 2024 , 12,359,922 shares issued and 11,420,891 outstanding as of June 30, 2024	125,894	123,602
Additional paid-in-capital	129,194,697	128,783,865
Treasury stock (at cost, 939,031 shares as of December 31, 2024 and June 30, 2024)	(3,920,856)	(3,920,856)
Accumulated deficit	(45,288,560)	(44,212,313)
Other comprehensive loss	(46,187,766)	(45,935,616)
Total NetSol stockholders’ equity	33,923,409	34,838,682
Non-controlling interest	4,592,554	4,694,418
Total stockholders’ equity	38,515,963	39,533,100
Total liabilities and stockholders’ equity	$59,070,129	$64,186,442

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
Net Revenues:
License fees	$72,688	$2,990,453	$73,917	$4,270,902
Subscription and support	8,642,629	6,827,781	16,835,100	13,340,024
Services	6,821,344	5,419,707	13,226,142	11,869,196
Total net revenues	15,536,661	15,237,941	30,135,159	29,480,122

Cost of revenues	8,616,320	8,062,204	16,650,706	16,142,368
Gross profit	6,920,341	7,175,737	13,484,453	13,337,754

Operating expenses:
Selling, general and administrative	7,073,622	5,807,494	14,037,943	11,240,463
Research and development cost	333,669	341,411	693,618	719,830
Total operating expenses	7,407,291	6,148,905	14,731,561	11,960,293

Income (loss) from operations	(486,950)	1,026,832	(1,247,108)	1,377,461

Other income and (expenses)
Interest expense	(236,386)	(290,322)	(494,605)	(566,339)
Interest income	529,072	468,280	1,298,939	882,998
Gain (loss) on foreign currency exchange transactions	(698,392)	(14,617)	(155,847)	(148,870)
Other income	38,064	(57,305)	191,555	576
Total other income (expenses)	(367,642)	106,036	840,042	168,365

Net income before income taxes	(854,592)	1,132,868	(407,066)	1,545,826
Income tax provision	(331,614)	(150,053)	(561,431)	(271,948)
Net income	(1,186,206)	982,815	(968,497)	1,273,878
Non-controlling interest	39,164	(574,499)	(107,750)	(834,672)
Net income attributable to NetSol	$(1,147,042)	$408,316	$(1,076,247)	$439,206

Net income per share:
Net income per common share
Basic	$(0.10)	$0.04	$(0.09)	$0.04
Diluted	$(0.10)	$0.04	$(0.09)	$0.04

Weighted average number of shares outstanding
Basic	11,484,298	11,372,819	11,456,996	11,359,338
Diluted	11,484,298	11,372,819	11,456,996	11,359,338

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(968,497)	$1,273,878
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	738,582	959,949
Provision (reversal) for bad debts	475,172	29,191
Gain on sale of assets	(25,084)	(98)
Stock based compensation	95,134	111,787
Changes in operating assets and liabilities:
Accounts receivable	4,405,610	5,722,791
Revenues in excess of billing	2,688,774	(4,239,762)
Other current assets	(170,856)	329,171
Accounts payable and accrued expenses	(878,148)	72,501
Unearned revenue	(5,990,971)	(3,654,724)
Net cash provided by operating activities	369,716	604,684

Cash flows from investing activities:
Purchases of property and equipment	(568,134)	(570,584)
Sales of property and equipment	45,535	1,248
Purchase of subsidiary shares	(8,878)	-
Net cash used in investing activities	(531,477)	(569,336)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	430,000	-
Dividend paid by subsidiary to non-controlling interest	(306,799)	-
Proceeds from bank loans	2,676,932	135,123
Payments on finance lease obligations and loans - net	(162,370)	(162,482)
Net cash provided by (used in) financing activities	2,637,763	(27,359)
Effect of exchange rate changes	(332,525)	118,273
Net increase (decrease) in cash and cash equivalents	2,143,477	126,262
Cash and cash equivalents at beginning of the period	19,127,165	15,533,254
Cash and cash equivalents at end of period	$21,270,642	$15,659,516

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023

Net Income (loss) attributable to NetSol	$(1,147,042)	$408,316	$(1,076,247)	$439,206
Non-controlling interest	(39,164)	574,499	107,750	834,672
Income taxes	331,614	150,053	561,431	271,948
Depreciation and amortization	372,585	429,163	738,582	959,949
Interest expense	236,386	290,322	494,605	566,339
Interest (income)	(529,072)	(468,280)	(1,298,939)	(882,998)
EBITDA	$(774,693)	$1,384,073	$(472,818)	$2,189,116
Add back:
Non-cash stock-based compensation	47,355	51,433	95,134	111,787
Adjusted EBITDA, gross	$(727,338)	$1,435,506	$(377,684)	$2,300,903
Less non-controlling interest (a)	(61,529)	(710,171)	(207,310)	(1,109,611)
Adjusted EBITDA, net	$(788,867)	$725,335	$(584,994)	$1,191,292

Weighted Average number of shares outstanding
Basic	11,484,298	11,372,819	11,456,996	11,359,338
Diluted	11,484,298	11,372,819	11,456,996	11,359,338

Basic adjusted EBITDA	$(0.07)	$0.06	$(0.05)	$0.10
Diluted adjusted EBITDA	$(0.07)	$0.06	$(0.05)	$0.10

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$(39,164)	$574,499	$107,750	$834,672
Income Taxes	102,414	75,407	173,001	111,784
Depreciation and amortization	92,546	109,765	181,681	251,116
Interest expense	68,636	91,295	147,828	177,184
Interest (income)	(165,365)	(144,578)	(408,012)	(272,669)
EBITDA	$59,067	$706,388	$202,248	$1,102,087
Add back:
Non-cash stock-based compensation	2,462	3,783	5,062	7,524
Adjusted EBITDA of non-controlling interest	$61,529	$710,171	$207,310	$1,109,611